Exhibit 99.1

News Release

Waddell & Reed Financial, Inc. Reports Fourth Quarter Results

Overland Park, KS, Jan. 31, 2011 — Waddell & Reed Financial, Inc. (NYSE: WDR) today reported fourth quarter net income of $46.4 million, or $0.54 per diluted share, compared to net income of $40.5 million, or $0.47 per diluted share, in the third quarter of 2010 and net income of $33.3 million, or $0.39 per diluted share, during the fourth quarter of 2009.

Sales during the quarter totaled $5.6 billion, an increase of 21% sequentially and 1% compared to the same period last year.  Inflows were $1.2 billion, compared to $658 million during the previous quarter and $2.7 billion during the fourth quarter of 2009.

Annual sales were $21.7 billion, a 10% increase over $19.7 billion in sales during 2009 and the highest annual sales volume in the company’s history.  This year marked the 5th consecutive year of organic growth with inflows of $5.4 billion representing a rate of 7.8%, compared with the industry’s long-term rate of 3.1% (excluding money market flows) or organic decay of 2.5% for the industry’s total asset flows.

Business Discussion

Management commentary

“We ended 2010 with good momentum and, overall, turned in strong investment sales and operating results for the year.  Despite a challenging backdrop, Waddell & Reed achieved numerous important successes,” said Hank Herrmann, Chairman and Chief Executive Officer of Waddell & Reed Financial, Inc.  “Sales reached an all-time high and our organic growth rate was more than twice that of the industry.  Our financial advisors made meaningful improvement in productivity, and our Wholesale channel saw increased sales diversification.  Additionally, sales in our Institutional channel improved in both traditional and subadvisory business.  While markets in 2010 were volatile, we were able to showcase our asset management strength with a number of funds achieving top rankings.”

Advisors channel

Quarterly sales in our Advisors channel rose 11% sequentially to $935 million.  Inflows of $10 million during the quarter compared well to outflows of $137 million during the previous quarter, although the latter was negatively impacted by a $110 million internal exchange between distribution channels.  The productivity of our sales force continues to improve.  Productivity per advisor reached its highest level during the quarter at $34.2 thousand and, on an annual basis, improved 28% compared to 2009.

Wholesale channel

Sales in our Wholesale channel reached $3.6 billion during the quarter, a 23% increase sequentially.  Inflows of $1.2 billion improved compared to the third quarter’s $453 million, as sales rose while redemptions remained unchanged.

We experienced greater sales breadth with 10 funds exceeding daily gross sales of $1 million during the quarter.  On an annual basis, eight funds exceeded gross sales of $250 million compared to six in 2009.   Separately, sales of products other than our Ivy Asset Strategy fund accounted for 42% of total sales during the quarter compared to 32% during the same quarter of 2009.

Institutional channel

Our efforts in this channel resulted in the highest quarterly sales volume of the past three years.  At $1.1 billion, sales rose 21% sequentially and more than doubled last year’s fourth quarter volume.  Redemptions also increased during the current quarter, in large part due to the loss of a $550 million pension account.     Our subadvisory efforts continue to dominate gross volume, representing 78% of total sales during the quarter.  Inflows of $35 million compare to $342 million during the third quarter and $6 million during the same period last year.

Management Fee Revenue Analysis

We earn management fee revenues by providing investment management services to our retail funds and institutional clients.  These revenues are based on assets under management and are influenced by asset composition, sales, redemptions and financial market conditions.

Average assets under management of $80.3 billion increased 11% during the quarter and 20% compared to the same quarter in 2009.  The effective fee rate during the quarter remained unchanged on a sequential quarterly basis at 61.1 basis points, but dropped slightly from 63.0 basis points during the same period last year. Fee waivers recorded during the current quarter, principally on money market funds, are the primary reason for the decline in the effective fee rate.

Underwriting and Distribution Revenue and Expense Analysis

Advisors channel

The increase in revenues, compared to the previous quarter, is in part due to higher levels of assets under management, which resulted in an increase of Rule 12b-1 revenues and higher asset allocation product fees.  Higher variable annuity and front-loaded sales also contributed to the increase in revenues.  Direct expenses rose in close correlation to revenues.  Indirect expenses rose slightly.

Compared to the same quarter last year, revenues increased due to higher asset levels, which led to higher asset allocation product fees and, to a lesser degree, higher Rule 12b-1 fees.  Direct expenses moved in correlation with revenues; indirect expenses rose due largely to the reversal of excess sales convention accruals in the prior year.

Wholesale channel

Sequentially, revenues and direct expenses rose on higher asset-based Rule 12b-1 fees, and higher sales volume caused an increase in wholesaler commission costs.  Indirect expenses remained unchanged.

Compared to the fourth quarter of 2009, revenues increased on higher Rule 12b-1 service and distribution fees.  Direct expenses increased with higher asset levels.  Indirect expenses increased due to higher marketing costs.

Compensation and Related Expense Analysis

The sequential increase is due to higher year-end incentive compensation.  Compared to the same period in 2009, costs declined because the fourth quarter of 2009 included a sizable year-end catch-up adjustment to incentive compensation costs.

General and Administrative Expense Analysis

Costs increased from third quarter of 2010 and fourth quarter of 2009 levels due to higher consulting and legal expenses.  Dealer services costs also increased compared to the fourth quarter of 2009.

Investment and Other Income

Investment and other income rose compared to the previous quarter.  Contributing to the increase were an investment write-off of a limited partnership interest during the third quarter, realized gains recognized on the sale of available for sale securities and the collection of notes receivable from a partnership that were written off in prior years.  These increases were partly offset by reduced gains on our trading portfolio during the fourth quarter of this year.

Compared to the same period in the prior year, investment and other income increased due to a combination of increased gains on our trading portfolio and the collection of notes receivable from a partnership that were written off in prior years.

Tax Rate

Our effective tax rate during the quarter was 36.0% compared to 33.1% during the previous quarter and 36.7% during the fourth quarter of 2009.  The fluctuation in fair value of our investment portfolio affects our valuation allowance related to the capital losses generated from the sale of Austin, Calvert & Flavin, Inc. in 2009.  Changes to our valuation allowance can significantly affect our effective tax rate, and is the primary contributor to the fluctuations in our rate during the aforementioned periods.  The remaining valuation allowance related to capital losses was $3.0 million at the end of December.

The effective tax rate for future periods, exclusive of any changes to the valuation allowance, is anticipated to be between 37.0% and 38.5%.

Balance Sheet Information

As of December 31, 2010, cash, cash equivalents and investment securities were $388 million (excluding $81 million held for the benefit of customers segregated in compliance with federal and other regulations).  Long-term debt was $190 million.

Stockholders’ equity was $457 million and there were 85.8 million shares outstanding.  During the quarter, we repurchased 127 thousand shares on the open market or privately for an annual total of 2.0 million shares at an aggregate cost of $65.9 million.  Separately, on December 31, we granted 370 thousand shares of restricted stock in accordance with our annual program.

Unaudited Schedule of Operating Data

(Amounts in thousands, except for per share data)

	2009				2010
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Operating Revenues:
Investment management fees	$70,981	$82,566	$94,687	$106,359	$109,663	$113,052	$111,159	$123,664
Underwriting and distribution fees	80,715	91,105	96,559	110,299	113,136	114,545	114,071	126,305
Shareholder service fees	24,976	25,957	26,730	28,155	28,815	29,622	29,577	31,276
Total operating revenues	176,672	199,628	217,976	244,813	251,614	257,219	254,807	281,245
Operating Expenses:
Underwriting and distribution	98,718	110,781	115,119	125,307	133,866	133,506	132,857	143,375
Compensation and related costs	25,699	27,399	29,275	42,090	32,925	34,355	36,164	38,811
General and administrative	13,413	14,503	15,106	15,012	15,686	16,709	16,022	18,286
Subadvisory fees	4,703	5,485	6,129	6,885	7,072	6,888	6,481	7,382
Depreciation	3,312	3,444	3,503	3,394	3,445	3,486	3,526	3,573
Total operating expenses	145,845	161,612	169,132	192,688	192,994	194,944	195,050	211,427
Operating Income:	30,827	38,016	48,844	52,125	58,620	62,275	59,757	69,818
Investment and other income/(loss)	(3,092)	2,161	2,316	3,654	891	(1,585)	3,933	5,498
Interest expense	(3,149)	(3,150)	(3,153)	(3,243)	(3,558)	(3,111)	(3,128)	(2,926)
Income before taxes	24,586	37,027	48,007	52,536	55,953	57,579	60,562	72,390
Provision for taxes	9,120	13,653	14,594	19,284	20,044	23,427	20,029	26,025
Net Income	$15,466	$23,374	$33,413	$33,252	$35,909	$34,152	$40,533	$46,365
Net income per share	0.18	0.27	0.39	0.39	0.42	0.40	0.47	0.54
Weighted average shares outstanding - diluted	84,910	86,001	85,774	85,482	85,675	86,025	85,448	85,482
Operating margin	17.4%	19.0%	22.4%	21.3%	23.3%	24.2%	23.5%	24.8%

Underwriting and Distribution

(Amounts in thousands)

	2009				2010
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Advisors Channel
Revenues	$47,413	$52,262	$53,125	$60,458	$60,537	$61,443	$60,862	$69,265
Expenses
Direct	33,309	36,281	36,367	41,512	42,540	43,151	43,472	47,995
Indirect	21,719	20,938	21,336	19,924	22,845	21,746	21,142	21,998
Total expenses	$55,028	$57,219	$57,703	$61,436	$65,385	$64,897	$64,614	$69,993
Margin	-16.1%	-9.5%	-8.6%	-1.6%	-8.0%	-5.6%	-6.2%	-1.1%
Wholesale Channel (Third-Party)
Revenues	$23,075	$27,222	$30,989	$36,166	$38,069	$38,791	$38,672	$41,620
Expenses
Direct	28,012	35,915	39,327	44,389	48,344	48,136	47,049	51,851
Indirect	6,382	7,214	7,132	7,036	8,160	7,967	8,515	8,463
Total expenses	$34,394	$43,129	$46,459	$51,425	$56,504	$56,103	$55,564	$60,314
Wholesale Channel (Legend)
Revenues	$10,227	$11,621	$12,445	$13,675	$14,530	$14,311	$14,537	$15,420
Expenses
Direct	6,466	7,547	7,949	8,762	8,797	9,499	9,302	9,776
Indirect	2,830	2,886	3,008	3,684	3,180	3,007	3,377	3,292
Total expenses	$9,296	$10,433	$10,957	$12,446	$11,977	$12,506	$12,679	$13,068
Consolidated Total
Revenues	$80,715	$91,105	$96,559	$110,299	$113,136	$114,545	$114,071	$126,305
Expenses
Direct	67,787	79,743	83,643	94,663	99,681	100,786	99,823	109,622
Indirect	30,931	31,038	31,476	30,644	34,185	32,720	33,034	33,753
Total expenses	$98,718	$110,781	$115,119	$125,307	$133,866	$133,506	$132,857	$143,375
Margin	-22.3%	-21.6%	-19.2%	-13.6%	-18.3%	-16.6%	-16.5%	-13.5%

Changes in Assets Under Management

(Amounts in millions)

	2009				2010
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Advisors Channel
Beginning assets	$23,472	$22,643	$25,205	$28,351	$29,474	$30,501	$28,215	$30,783
Sales (net of commissions)	695	783	804	920	886	954	839	935
Redemptions	(823)	(724)	(719)	(786)	(762)	(902)	(919)	(943)
Net sales	(128)	59	85	134	124	52	(80)	(8)
Net exchanges	(27)	(26)	(25)	(119)	(35)	(55)	(138)	(77)
Reinvested dividends & capital gains	73	107	78	71	57	103	81	95
Net flows	(82)	140	138	86	146	100	(137)	10
Market action	(747)	2,422	3,008	1,037	881	(2,386)	2,705	2,388
Ending assets	$22,643	$25,205	$28,351	$29,474	$30,501	$28,215	$30,783	$33,181

Wholesale Channel
Beginning assets	$17,489	$18,635	$23,213	$28,975	$32,818	$35,604	$32,523	$36,480
Sales (net of commissions)	2,389	4,104	4,064	4,188	4,430	3,530	2,933	3,613
Redemptions	(1,467)	(1,249)	(1,524)	(1,711)	(2,106)	(3,303)	(2,566)	(2,585)
Net sales	922	2,855	2,540	2,477	2,324	227	367	1,028
Net exchanges	26	(1)	24	101	34	54	27	74
Reinvested dividends & capital gains	6	78	29	11	(6)	107	59	78
Net flows	954	2,932	2,593	2,589	2,352	388	453	1,180
Market action	192	1,646	3,169	1,254	434	(3,469)	3,504	3,223
Ending assets	$18,635	$23,213	$28,975	$32,818	$35,604	$32,523	$36,480	$40,883

Institutional Channel
Beginning assets	$6,523	$6,298	$7,193	$7,163	$7,491	$8,127	$7,541	$8,704
Disposition of assets	0	0	(488)	0	0	0	0	0
Sales (net of commissions)	395	526	277	505	819	768	905	1,097
Redemptions	(301)	(488)	(608)	(545)	(517)	(551)	(704)	(1,104)
Net sales	94	38	(331)	(40)	302	217	201	(7)
Net exchanges	0	26	0	15	0	0	115	2
Reinvested dividends & capital gains	24	28	30	31	23	26	26	40
Net flows	118	92	(301)	6	325	243	342	35
Market action	(343)	803	759	322	311	(829)	821	870
Ending assets	$6,298	$7,193	$7,163	$7,491	$8,127	$7,541	$8,704	$9,609

Consolidated Total
Beginning assets	$47,484	$47,576	$55,611	$64,489	$69,783	$74,232	$68,279	$75,967
Disposition of assets	0	0	(488)	0	0	0	0	0
Sales (net of commissions)	3,479	5,413	5,145	5,613	6,135	5,252	4,677	5,645
Redemptions	(2,591)	(2,461)	(2,851)	(3,042)	(3,385)	(4,756)	(4,189)	(4,632)
Net sales	888	2,952	2,294	2,571	2,750	496	488	1,013
Net exchanges	(1)	(1)	(1)	(3)	(1)	(1)	4	(1)
Reinvested dividends & capital gains	103	213	137	113	74	236	166	213
Net flows	990	3,164	2,430	2,681	2,823	731	658	1,225
Market action	(898)	4,871	6,936	2,613	1,626	(6,684)	7,030	6,481
Ending assets	$47,576	$55,611	$64,489	$69,783	$74,232	$68,279	$75,967	$83,673

Supplemental Information

	2009				2010
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Redemption rates - long term assets
Advisors	10.5%	8.2%	7.6%	7.8%	8.2%	9.5%	10.0%	9.6%
Wholesale	33.3%	22.4%	22.5%	21.2%	24.6%	37.7%	29.2%	25.9%
Institutional	19.6%	28.2%	34.4%	30.1%	27.4%	28.0%	34.4%	47.6%
Total	20.6%	16.8%	17.4%	16.5%	18.2%	25.2%	22.1%	22.0%

Average GDC per advisor (000s)	21.0	23.1	22.8	25.8	27.1	28.5	29.1	34.2

Number of advisors	2,277	2,328	2,404	2,393	2,057	2,013	1,950	1,847

Number of shareholder accounts (000s)	3,666	3,683	3,805	3,855	3,962	3,973	4,015	3,923

Number of shareholders (000s)	869	850	875	905	930	901	912	787

Fund Rankings

	1 Year	3 Years	5 Years
Lipper
Equity funds
Top quartile	41%	37%	59%
Top half	67%	61%	78%

Equity assets
Top quartile	19%	18%	72%
Top half	36%	69%	84%

Fixed income funds
Top quartile	50%	50%	31%
Top half	67%	69%	69%

Fixed income assets
Top quartile	46%	46%	31%
Top half	62%	77%	77%

All funds
Top quartile	43%	40%	52%
Top half	67%	63%	76%

All assets
Top quartile	23%	22%	66%
Top half	40%	70%	83%

MorningStar
% of funds with 4 or 5 stars
Equity funds	51%	40%	66%
All funds	48%	39%	59%

% of assets with 4 or 5 stars
Equity funds	72%	16%	77%
All funds	69%	20%	72%

Earnings Conference Call

Stockholders, members of the investment community and the general public are invited to listen to a live Web cast of our earnings release conference call today, January 31st at 10:00 a.m. Eastern.  During this call, Henry J. Herrmann, Chairman and CEO, will review our quarterly results.  Live access to the teleconference will be available on the “Investor Relations” section of our Web site at www.waddell.com.  A Web cast replay will be made available shortly after the conclusion of the call and accessible for seven days.

Web site Resources

We invite you to visit the “Investor Relations” section of our Web site at www.waddell.com under the caption “Data Tables” to review supplemental information schedules.

Contacts

Investor Contact:

Nicole McIntosh, AVP, Investor Relations, (913) 236-1880, nmcintosh@waddell.com

Mutual Fund Investor Contact:

Call (888) WADDELL, or visit www.waddell.com or www.ivyfunds.com.

Past performance is no guarantee of future results.  Please invest carefully.

About the Company

Waddell & Reed, Inc., founded in 1937, is one of the oldest mutual fund complexes in the United States, having introduced the Waddell & Reed Advisors Group of Mutual Funds in 1940. Today, we distribute our investment products through the Waddell & Reed Advisors channel (our network of financial advisors), our Wholesale channel (encompassing broker/dealer, retirement, registered investment advisors as well as the activities of our Legend subsidiary), and our Institutional channel (including defined benefit plans, pension plans and endowments and our subadvisory partnership with Mackenzie in Canada).

Through its subsidiaries, Waddell & Reed Financial, Inc. provides investment management and financial planning services to clients throughout the United States. Waddell & Reed Investment Management Company serves as investment advisor to the Waddell & Reed Advisors Group of Mutual Funds, Ivy Funds Variable Insurance Portfolios, Inc. and Waddell & Reed InvestEd Portfolios, Inc., while Ivy Investment Management Company serves as investment advisor to Ivy Funds. Waddell & Reed, Inc. serves as principal underwriter and distributor to the Waddell & Reed Advisors Group of Mutual Funds, Ivy Funds Variable Insurance Portfolios, Inc. and Waddell & Reed InvestEd Portfolios, Inc., while Ivy Funds Distributor, Inc. serves as principal underwriter and distributor to Ivy Funds.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the current views and assumptions of management with respect to future events regarding our business and industry in general.  These forward-looking statements include all statements, other than statements of historical fact, regarding our financial position, business strategy and other plans and objectives for future operations, including statements with respect to revenues and earnings, the amount and composition of assets under management, distribution sources, expense levels, redemption rates and the financial markets and other conditions.  These statements are generally identified by the use of such words as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “intend,” “plan,” “project,” “outlook,” “will,” “potential” and similar statements of a future or forward-looking nature.  Readers are cautioned that any forward-looking information provided by or on behalf of the Company is not a guarantee of future performance.  Actual results may differ materially from those contained in these forward-looking statements as a result of various factors, including but not limited to those discussed below.  If one or more events related to these or other risks, contingencies or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from those forecasted or expected.  Certain important factors that could cause actual results to differ materially from our expectations are disclosed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2009, which include, without limitation:

•                                          A decline in the securities markets or in the relative investment performance of our Funds and other investment portfolios and products as compared to competing funds;

•                                          The introduction of legislative or regulatory proposals or judicial rulings that change the independent contractor classification of our financial advisors at the federal or state level for employment tax or other employee benefit purposes;

•                                          The adverse ruling or resolution of any litigation, regulatory investigations and proceedings, or securities arbitrations by a federal or state court or regulatory body;

•                                          Non-compliance with applicable laws or regulations and changes in current legal, regulatory, accounting, tax or compliance requirements or governmental policies;

•                                          The loss of existing distribution channels or inability to access new distribution channels;

•                                          A reduction in assets under our management on short notice, through increased redemptions in our distribution channels or our Funds, particularly those Funds with a high concentration of assets, or investors terminating their relationship with us or shifting their funds to other types of accounts with different rate structures;

•                                          A decrease in, or the elimination of, any future quarterly dividend paid to stockholders; and

•                                          Our inability to hire and retain senior executive management and other key personnel.

The foregoing factors should not be construed as exhaustive and should be read together with other cautionary statements included in this and other reports and filings we make with the Securities and Exchange Commission, including the information in Item 1 “Business” and Item 1A “Risk Factors” of Part I and Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Part II to our Annual Report on Form 10-K for the year ended December 31, 2009 and as updated in our quarterly reports on Form 10-Q for the year ending December 31, 2010.  All forward-looking statements speak only as the date on which they are made and we undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.